Exhibit 99.(j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to all references to our firm included in or made a part of this Post Effective Amendment No. 4 under the Securities Act of 1933 and Post-Effective Amendment No. 7 under the Investment Company Act of 1940 to Global X  Fund’s Registration Statement on Form N-1A (File Nos. 333-1517130 and 811-22209), including the references to our firm in the Prospectus and “Independent Registered Public Accounting Firm”  in the Statement of Additional Information of the Fund.

Abington, Pennsylvania	/s/ Sanville & Company
November 13, 2009